NEWS RELEASE
(For Immediate Release)

UnitedHealth Group to Host 2023 Investor Conference
(November 22, 2023) — UnitedHealth Group (NYSE: UNH) will host its annual Investor Conference with analysts and institutional investors in New York City on Wednesday, November 29, 2023, beginning at 8:00 a.m. ET.

Numerous UnitedHealth Group leaders will discuss the company’s progress on its long-term strategic growth priorities and its role in advancing high-quality health care, through an ongoing focus on value-based care and consumer experiences. Management will also provide an overview of its outlook for growth and performance for 2024.

The Company will stream the presentations and management question and answer sessions and will make conference materials available on its Investor Relations page at www.unitedhealthgroup.com. A replay of the conference will be available on the Company web site.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.

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Investors:	Zack Sopcak
Zack.Sopcak@uhg.com
952-936-7215

Media:	Eric Hausman
Eric.Hausman@uhg.com
952-936-3963